Independent Contractor Agreement

Between

Noble Quests, Inc.

And

Stephanie Kirch (a.k.a. Stephanie Harnicher)

ARTICLE 1: PARTIES AND TERM OF CONTRACT

1.01. This Agreement is entered into by and between Noble Quests, Inc., a corporation (hereinafter “Client”) and Stephanie Kirch, an individual (hereinafter “Contractor”). This Agreement will become effective on June 1, 2005, and will continue in effect until such time as the Client sees fit.

ARTICLE 2: SERVICES TO BE PERFORMED BY CONTRACTOR

2.01. The services Contractor agrees to perform is to create and implement marketing services and consulting at various trade shows and exhibitions.

2.02. Contractor will determine the method, details, and means of performing the above described services in conjunction with the Clients approval.

2.03. Contractor enters into this Agreement, and will remain throughout the term of this Agreement, as an independent contractor. Contractor agrees that Contractor is and will not become an employee, partner, agent, or principal of Client while this Agreement is in effect. Contractor is not entitled to the rights or benefits afforded to client’s employees, including disability, unemployment, workers compensation, sick leave, or any other employment benefit. Contractor is responsible for providing, at Contractors expense, disability, unemployment, worker’s compensation, training, permits, and licenses for Contractor and for Contractor’s employees and subcontractors, if any.

2.04. Contractor is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the compensation paid by Client to Contractor for services under this Agreement. Contractor agrees to indemnify Client for any claims, costs, losses, fees, penalties, interest or damages suffered by Client resulting from Contractor’s failure to comply with this provision.

2.05. Contractor may, at Contractor’s expense, use any employees or subcontractors as Contractor deems necessary to perform the services required of Contractor by this Agreement. Client shall not control, direct, or supervise Contractor’s employees or subcontractors in the performance of those services.

ARTICLE 3: COMPENSATION

3.01. As compensation for the services rendered by Contractor under this agreement, Client shall pay for the Contractor’s vehicle expenses up to $2,000 in one months time, and medical insurance with National Benefits Partners for the completion of the project and/or services set forth in this Agreement.

3.02. Contractor shall not be required to devote full time, attention, and energy to the performance of Contractor’s duties pursuant to this Agreement.

ARTICLE 4: BUSINESS EXPENSES

4.01. It is recognized and agreed that in connection with the services to be performed for Client, Contractor may be obligated to expend money for travel or other business expenses, including telephone expenses. Contractor shall be liable and responsible for payment, but may petition for repayment of expenses by Client on case-by-case basis in writing. Client may or may not pay for said expenses.

ARTICLE 5: GENERAL PROVISIONS

5.01. Entire Agreement: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the hiring of Contractor by Client, and contains all of the covenants and agreements between the parties with respect to that hiring in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducement, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party,, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party, except that any other written agreement dated concurrent with or after this Agreement shall be valid as between the signing parties thereto.

5.02. Modifications: Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

5.03. Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

This Agreement is executed in the City of Salt Lake, County of Salt Lake, State of Utah on this 1st  day of June, 2005.

 /s/ Shannon McCallum-Law

Noble Quests, Inc.

 /s/ Stephanie Kirch

Stephanie Kirch